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                                                                    EXHIBIT 3.38




                           ARTICLES OF INCORPORATION
                                       OF
                 THE COLONY AT PELICAN LANDING GOLF CLUB, INC.


                                ARTICLE I. NAME


     The name of the corporation is The Colony at Pelican Landing Golf Club, Inc. and its principal business address is 801 Laurel Oak Drive, Suite 500, Naples, Florida 34108.

                              ARTICLE II. DURATION

     This corporation shall have perpetual existence.

                              ARTICLE III. PURPOSE

     This corporation is organized for the transaction of any and all lawful business as allowed under the laws of the State of Florida with respect to corporations, as those laws now exist or as they may hereafter provide.

                           ARTICLE IV. CAPITAL STOCK

     The corporation is authorized to issue one thousand (1,000) shares of One Dollar ($1.00) per value common stock.

                 ARTICLE V. INITIAL REGISTERED OFFICE AND AGENT

     The street address of this corporation's initial registered office is 801 Laurel Oak Drive, Suite 500, Naples, Florida 34108, and the name of this corporation's initial registered agent is Vivien N. Hastings.

                            ARTICLE VI. INCORPORATOR

     The name and address of the person signing these articles is:

          Vivien N. Hastings            801 Laurel Oak Drive, Suite 500
                                        Naples, Florida 34108

                             ARTICLE VII. DIRECTORS

     The names and addresses of the initial directors of this corporation are:

          Jerry H. Schmoyer             801 Laurel Oak Drive, Suite 500
                                        Naples, Florida 34108
          Robert H. Grabner, Jr.        801 Laurel Oak Drive, Suite 500
                                        Naples, Florida 34108
          Carlos A. Rivera              801 Laurel Oak Drive, Suite 500
                                        Naples, Florida 34108

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                              ARTICLE VIII. POWERS

      This corporation shall have all of the corporate powers enumerated in Florida Statutes Section 607.03.02.

                          ARTICLE IX. INDEMNIFICATION

      This corporation shall, to the fullest extent permitted by the provisions of Florida Statutes Section 607.0850, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provision from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                              ARTICLE X. AMENDMENT

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholder(s) is subject to this reservation.

                               ARTICLE XI. BYLAWS

      The bylaws may be adopted, altered, amended, or repealed by either the shareholders or the Board of Directors, but the Board of Directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide such bylaw is not subject to amendment or repeal by the directors.

                 ARTICLE XII. BEGINNING OF CORPORATE EXISTENCE

      Corporate existence shall begin upon the filing of these Articles of Incorporation.

      IN WITNESS WHEREOF, THE UNDERSIGNED subscriber has executed these Articles of Incorporation on this 11th day of December, 1996.


                                       /s/ VIVIEN N. HASTINGS
                                      -----------------------------
                                      Vivien N. Hastings


                         ACCEPTANCE OF REGISTERED AGENT

HAVING BEEN NAMES TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY AND I FURTHER AGREE TO COMPLY WITH PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.


                                       /s/ VIVIEN N. HASTINGS
                                      -----------------------------
                                      Vivien N. Hastings
                                      Date: [MONTH ILLEGIBLE] 12, 1996


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